Exhibit 10.2
PENN MILLERS HOLDING CORPORATION
OPEN MARKET SHARE PURCHASE INCENTIVE PLAN
ARTICLE 1
INTRODUCTION
Section 1.1 Purpose. The purpose of the Penn Millers Holding Corporation Open Market Share Purchase Incentive Plan (the “Plan”) is to attract, retain and motivate certain key employees of the Penn Millers Holding Corporation (the “Company”) and its subsidiaries, to focus the efforts of employees on continued improvement in the profitability of the Company, and to promote the success and enhance the value of the Company by requiring employees to increase their stock ownership in the Company. The Plan is a cash-based long-term incentive plan that provides award opportunities based on achievement of performance goals over a two-year or three-year period.
Section 1.2 Effective Date. The “Effective Date” of the Plan is [January 1, 2010].
Section 1.3 Administration. The Plan will be administered by the Compensation Committee (the “Committee”). The Committee, from time to time, may adopt any rules and procedures it deems necessary or desirable for the proper and efficient administration of the Plan that are consistent with the terms of the Plan. Any notice or document required to be given or filed with the Committee will be properly given or filed if delivered to or mailed by registered mail, postage paid, to the Corporate Secretary of the Board of Directors, Penn Millers Holding Corporation, 72 North Franklin Street, Wilkes-Barre, Pennsylvania 18773-0016. For purposes of this Plan, the term “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company (the “Board”), which Committee shall be composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934, (b) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (c) independent under any applicable stock listing agreement with, or rules of, any exchange or electronic trading system.
Section 1.4 Supplements. The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the supplement and any other Plan provisions.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION
Section 2.1 Eligibility. Any employee of the Company is eligible to become a “Participant” in the Plan, provided the employee is designated as a Participant by the Committee in writing.
Section 2.2 Participation. A designated employee or otherwise eligible employee will become a Participant as of the later of the Effective Date or the date specified by the Committee. Any Participant may be removed as an active Participant by the Committee effective as of any date.
ARTICLE 3
AWARDS
Section 3.1 Awards. At the beginning of each Performance Period, the Committee may, in its discretion, make an Award to a Participant. Each Award will be equal to a percentage of the Participant’s annual base salary at the beginning of the Performance Period as described in the applicable Award Agreement.
(a) Performance Period. Unless otherwise provided in an Award Agreement, a “Performance Period” is a rolling three-calendar-year period over which an Award can be earned.
(b) Award Agreement. An “Award” to a Participant will be evidenced by a written “Award Agreement” issued by the Company to a Participant that specifies the Performance Goals, the Performance Period, and other necessary terms and conditions applicable to the Award. Such Award Agreement will be substantially in the form of Exhibit A attached hereto.
(c) Award Levels. Participants will receive varying Awards based on their position with the Company.
(d) Discretionary Award. The President and Chief Executive Officer may recommend to the Committee, and the Committee, with respect to the President and Chief Executive Officer, may recommend to the Board, that an additional discretionary Award (the “Discretionary Award”) be made to a Participant to address external market considerations, including for recruiting purposes.
(e) Final Award. The “Final Award” is the amount of an Award as adjusted based upon the level at which the Performance Goals have been achieved, including any Discretionary Award, that is ultimately paid to a Participant under the Plan for a Performance Period. Final Awards may be modified up or down at the Committee’s discretion to account for performance that is not captured in the Performance Goals. The Committee in its discretion may also consider Extraordinary Occurrences when assessing performance results and determining Final Awards. “Extraordinary Occurrences” mean those events that, in the opinion and discretion of the Committee, are outside the significant influence of the Participant or the Company and are likely to have a significant unanticipated effect, whether positive or negative, on the Company’s operating and/or financial results.

Section 3.2 Performance Goals. The vesting of an Award shall be subject to the satisfaction of one or more Performance Goals, which shall be set forth in an Award Agreement. “Performance Goals” are one or more goals established by the Committee that relate to one or more Performance Criteria. “Performance Criteria” means any objective determination based on one or more of the following areas of performance of the Company, a subsidiary, or any division, department, or group of either which includes, but is not limited to: earnings, cash flow, revenue, financial ratios, market performance, shareholder return, operating income or profits (including earnings before interest, taxes, depreciation and amortization), earnings per share, return on assets, return on equity, return on investment, stock price, expense reduction, systems conversion, special projects as determined by the Committee, increases in book value, and acquisition integration initiatives. Performance Goals shall be established by the Committee prior to the issuance of an Award.
(a) Establishment of Performance Goals. Performance Goals for Performance Periods commencing on and after [January 1, 2010], will be communicated to Participants in writing after they have been established by the Committee.
(b) Achievement Level. Three achievement levels will be defined for each Performance Goal.
(i) Threshold. The “Threshold” achievement level is the minimum achievement level accepted for a Performance Goal.
(ii) Target. The “Target” achievement level is the planned achievement level for a Performance Goal.
(iii) Maximum. The “Maximum” achievement level is achievement that substantially exceeds the Target achievement level.
(c) [Interpolation. Achievement levels between Threshold — Target and Target — Maximum will be interpolated in a consistent manner as determined by the Committee.]
Section 3.3 Earning and Vesting of Awards. Generally, an Award will become earned, and therefore vested, if:
(a) the applicable Performance Goals for the Performance Period are satisfied; and
(b) the Participant is actively employed on the last day of the Performance Period.
The value of Awards will be calculated in accordance with the applicable Award Agreement.

Section 3.4 Effect of Termination of Service.
(a) In General. If a Participant incurs a Termination of Service for any reason other than a reason set forth in subsection 3.4(b), then any portion of an Award which has not otherwise become vested as of the date of Termination of Service will be forfeited, effective as of the date of such termination. For purposes of the Plan, “Termination of Service” means the occurrence of any act or event or any failure to act, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an employee of the Company, including, but not limited to, death, Disability, retirement, termination by the Company of the Participant’s employment (whether for Cause or otherwise), and voluntary resignation or termination by the Participant of his or her employment for any reason.
(b) Termination Due to Death, Disability, or after Age 65. Notwithstanding the provisions of Section 3.3 and subsection 3.4(a), if a Participant incurs an involuntary Termination of Service due to death or Disability after reaching age 55 or 10 years of service with the Company, any portion of an Award which has not otherwise become vested as of the date of such Termination of Service will be treated as earned and vested, effective as of the date of such Termination of Service, at the Target level and in a pro rata manner equivalent to the period of time during the Performance Periods the Participant participated in the Plan prior to the Termination of Service. Notwithstanding the provisions of Section 3.3 and subsection 3.4(a), if a Participant incurs a Termination of Service for any reason other than by the Company for Cause after reaching age 65, any portion of his or her Award eligible to become earned and vested in the Performance Periods in which the termination occurs will, to the extent the Performance Goals for such Performance Periods are satisfied, be treated as earned and vested, effective as of the last day of such Performance Periods in which the Termination of Service occurs, in a pro rata manner equivalent to the period of time during the Performance Periods the Participant participated in the Plan.
(i) For purposes of the Plan, “Disability” means “permanent and total disability” as defined in Code Section 22(e)(3).
(ii) For purposes of the Plan, “Cause” will mean “cause” as defined under a Participant’s employment agreement with the Company or if there is no such agreement, or if such agreement does not define “cause,” “Cause” will mean:
(A) any government regulatory agency recommends or orders in writing that the Company or a subsidiary terminate the employment of a Participant or relieve him or her of his or her duties;
(B) a Participant is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of a Participant for a period of 45 consecutive days;
(C) a determination by the Committee that a Participant willfully failed to follow the lawful instructions of the Board or any officer of the Company or a subsidiary after such Participant’s receipt of written notice of such instructions, other than a failure resulting from the Participant’s Disability;

(D) a determination by the Committee that a Participant willfully or continuously failed to substantially and satisfactorily perform his duties with the Company or a subsidiary (other than any such failure resulting from the Participant’s Disability), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Participant; or
(E) a determination by the Committee that a Participant has failed to conform to an applicable code of conduct of the Company.
For purposes of the Plan, no act, or failure to act, on a Participant’s part shall be deemed “willful” unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that such Participant’s action or omission was in the best interest of the Company. In addition, term “code of conduct” shall meant the policies and procedures related to employment of employees by the Company or a subsidiary set forth in the Company’s employee handbook or any similar document. The code of conduct may be amended and updated at any time. The term “code of conduct” shall also include any other policy or procedure that may be adopted by the Company or a subsidiary and communicated to employees.
Section 3.5 Effect of Change in Control. Notwithstanding the provisions of Sections 3.3 and 3.4, if a Change in Control of the Company occurs, then any portion of an Award which has not otherwise become vested as of the date of the Change in Control will be treated as earned and vested, effective as of the date of the Change in Control, at the Target level and in a pro rata manner equivalent to the period of time during the Performance Periods the Participant participated in the Plan prior to the Change in Control. “Change in Control” of the Company will mean a “Change in Control” as defined in the Penn Millers Stock Incentive Plan, as may be amended from time to time.
Section 3.6 Payment of Awards; Open Market Purchases.
(a) A Final Award will be paid in a single sum cash payment by March 15th of the year following the year in which the Award becomes vested. Compensation will be paid upon approval by the Committee. However, in the event of a Change in Control, payment of a Final Award will be made in a single sum on the date on which the Change in Control occurs.
(b) Within 30 days following payment of a Final Award to a Participant, the Participant shall purchase on the open market the number of shares of Common Stock equal to the value of such Final Award (less applicable federal, state, and local taxes) divided by the fair market value of a share of Common Stock on the date of such purchase, rounding any fractional shares to the nearest lower whole share. Within 30 days following such purchase of such shares of Common Stock, the Participant will submit proof of such purchase to the satisfaction of the Committee. The Committee will develop appropriate procedures for Participants to demonstrate the purchase of shares of Common Stock on the open market in accordance with this subsection. Notwithstanding the foregoing, in the event a Final Award is paid to a Participant at or following his or her Termination of Service as provided in subsection 3.4(b) or a Change in Control, the provisions of this subsection 3.6(b) shall not apply with respect to such Final Award.

(c) In the event that the Committee determines in its sole discretion that a Participant fails to comply with the requirements of subsection 3.6(b) above, the Committee shall have the right to recover, to the fullest extent permitted by law, the value of the most recent Final Award (less applicable federal, state, and local taxes) paid to the Participant.
(d) Nothing in this Section 3.6 shall preclude the Committee from providing additional restrictions with respect to the transfer of Common Stock purchased by reason of the requirements of subsection 3.6(b).
(e) Shares purchased pursuant to subsection 3.6(b) shall be subject to the Company’s insider trading policy (including but not limited to any blackout period), securities pre-clearance policy, stock ownership guidelines, and any other restrictions that may be imposed from time to time on the Company’s employees by the Company or applicable law.
(f) For purposes of the Plan, “Common Stock” means the common stock of the Company (par value $0.01 per share) as described in the Company’s Articles of Incorporation, or such other stock as shall be substituted therefor.
Section 3.7 Forfeiture and Recovery of Awards.
(a) Notwithstanding anything in this Plan to the contrary, the Company reserves the right to withhold, reduce, eliminate, amend, modify or suspend Awards or the payment of Final Awards based on a Participant’s failure to adhere to the Company’s stock ownership guidelines.
(b) Notwithstanding anything in this Plan to the contrary, if a Participant shall engage in any “harmful activity” (as defined herein) while employed by the Company or a subsidiary or during the six-month period thereafter, then (a) all amounts of cash received by the Participant in connection with the payment of a Final Award shall inure to the benefit of the Company and (b) any and all Awards that have not yet vested and any and all Final Awards that have not yet been paid shall immediately be forfeited. If any cash inures to the benefit of the Company under this subsection, the Participant shall pay cash to the Company within 30 days after receiving written notice from the Company that the Participant has engaged in a harmful activity. The determination by the Committee as to whether a Participant engaged in “harmful activity” while employed by the Company or a subsidiary or during the six-month period thereafter shall be final and conclusive, unless otherwise determined by a majority of disinterested members of the Board.
(c) A “harmful activity” shall have occurred if a Participant shall do any one or more of the following:
(i) Engage in any fraud or intentional misconduct that is a significant contributing factor to the Company having to restate all or a portion of its financial statement(s).
(ii) Engage in activities that would constitute grounds for the Company or a subsidiary to terminate the Participant’s employment by reason of a Termination or Dismissal for Cause (as defined in the Company’s Stock Incentive Plan) or for Cause (as defined in an applicable employment agreement between the Participant and the Company and/or a subsidiary), whether or not the Participant is employed at the time the Participant engages in such activities.

(iii) Solicit or hire any employees of the Company or a subsidiary or induce any of such employees to terminate their employment relationship with the Company or a subsidiary.
(iv) Solicit, induce, or attempt to solicit or induce any customer, supplier, or other entity doing business with the Company of a subsidiary to cease doing business with the Company or a subsidiary or, in the case of a customer, to place agribusiness insurance, as that term is commonly understood in the industry, with any competitor of the Company or a subsidiary. For purposes of the foregoing provision, the term “customer” shall mean a business that the Company or a subsidiary insures on the date that the Participant’s employment terminates (or has insured during the previous twelve months) and a broker who has placed business with the Company or a subsidiary on the date that the Participant’s employment terminates but only with respect to those clients of the broker for which the broker has placed business with the Company or a subsidiary in the 12-month period preceding the date that the Participant’s employment terminates.
(v) Directly or indirectly, own, manage, operate, render services for (as a consultant or an advisor), or accept any employment with (i) Nationwide Agribusiness Insurance Company, Michigan Millers Insurance Company, or Westfield Insurance Company, or any of their successors in interest or (ii) the agribusiness insurance business of any other insurance company whose business has, or could reasonably be expected to have, a material adverse effect on the Company’s or a subsidiary’s business insurance business.
(vi) Directly or indirectly, own, manage, operate, render services for (as a consultant or an adviser), or accept any employment with, within a 50-mile radius of Wilkes-Barre, Pennsylvania, any other property and casualty insurance or reinsurance line of business to the extent that such ownership, management, operating, rendering of services, or employment (and the activities necessarily incident thereto) have, or could reasonably be expected to have, a material adverse effect on the Company’s or a subsidiary’s business insurance business.
(vii) For any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company or a subsidiary, including, without limiting the generality of the foregoing, any customer lists or other customer identifying information, the techniques, methods or systems of the Company’s or a subsidiary’s operations or management, any information regarding their respective financial matters, or any other material information concerning the business of the Company or a subsidiary, their manner of operation, plan, or other material data. The provisions of this subsection shall not apply to (i) information that is public knowledge other than as result of Participant’s authorized disclosure; (ii) information disseminated by the Company or a subsidiary to third parties in the ordinary course of business; (iii) information lawfully received by the Participant from a third party who, based upon inquiry by the Participant, is not bound by a confidential relationship to the Company or a subsidiary; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Participant.

ARTICLE 4
ADMINISTRATION
Section 4.1 Appointment of the Committee. The Committee, or a duly authorized officer or officers of the Company empowered by the Committee to act on its behalf under sub-section 4.2(d), will be responsible for administering the Plan, will be charged with the full power and the responsibility for administering the Plan in all its details, and will be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board.
Section 4.2 Powers and Responsibilities of the Committee. Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee will have all powers necessary to administer the Plan, including, but not limited to, the power to construe and interpret the Plan document, to decide all questions relating to an individual’s eligibility to participate in the Plan, to determine the amount of any Award, to determine the date or dates when Awards will be made, determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to an Award, to prescribe the form, which shall be consistent with the Plan, of the Award Agreement evidencing any Awards made under the Plan, to determine the amount, manner and timing of any distribution of benefits under the Plan, to resolve any claim for benefits in accordance with Article 5, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee’s responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Committee will be final, conclusive and binding. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.
(a) Records and Reports. The Committee will be responsible for maintaining sufficient records to determine each Participant’s eligibility to participate in the Plan.
(b) Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Committee will be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee will be entitled to rely upon information furnished by a Participant, the Company, or the legal counsel of the Company.
(c) Application for Benefits. The Committee may require a Participant to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant’s current mailing address.

(d) Delegation. The Committee may authorize one or more officers of the Company to perform administrative responsibilities on its behalf under the Plan. Any such duly authorized officer will have all powers necessary to carry out the administrative duties delegated to such officer by the Committee.
Section 4.3 Income and Employment Tax Withholding. The Company will withhold from payments to Participants of their Awards, to the extent required by law, all applicable federal, state, and local taxes.
Section 4.4 Plan Expenses. The expenses incurred for the administration and maintenance of the Plan will be paid by the Company.
ARTICLE 5
BENEFIT CLAIMS
While a Participant need not file a claim to receive his or her benefit under the Plan, if he or she wishes to do so, a claim must be made in writing and filed with the Committee. If a claim is denied, the Committee will furnish the claimant with written notice of its decision. A claimant may request a full and fair review of the denial of a claim for benefits by filing a written request with the Committee.
ARTICLE 6
AMENDMENT AND TERMINATION OF THE PLAN
Section 6.1 Amendment or Termination of the Plan. The Board may amend or terminate the Plan at any time in its sole discretion. Notwithstanding the foregoing, no amendment, modification, suspension, or termination of the Plan shall in any manner adversely affect any Award theretofore made under the Plan without the consent of the Participant; provided, however, that the Committee may, in its sole and absolute discretion and without the consent of such Participant, amend, modify, suspend, or terminate the Plan or any Award Agreement hereunder, to take effect retroactively or otherwise, as the Committee deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation, or rule applicable to the Plan.
Section 6.2 Payment of Benefits upon Plan Termination. Absent an amendment to the contrary, in the event of a termination of the Plan, Plan benefits that had vested prior to the termination of the Plan will be paid at the times and in the manner provided for by the Plan at the time of the termination.
ARTICLE 7
MISCELLANEOUS
Section 7.1 Governing Law. Except to the extent superseded by laws of the United States, the laws of the Commonwealth of Pennsylvania will be controlling in all matters relating to the Plan without regard to the choice of law principles therein. The Plan and all Award Agreements are intended to comply, and will be construed by the Company in a manner which they are exempt from or comply with the applicable provisions of Code Section 409A. To the extent there is any conflict between a provision of the Plan or an Award Agreement and a provision of Code Section 409A, the applicable provision of Code Section 409A will control.

Section 7.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and will not affect the construction of the Plan provisions. In any necessary construction, the masculine will include the feminine and the singular the plural, and vice versa.
Section 7.3 Spendthrift Clause. No benefit or interest available under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Participant, either voluntarily or involuntarily.
Section 7.4 Counterparts. This Plan may be executed in any number of counterparts, each one constituting but one and the same instrument, and may be sufficiently evidenced by any one counterpart.
Section 7.5 No Enlargement of Employment Rights. Nothing contained in the Plan may be construed as a contract of employment between the Company and any person, nor may the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause.
Section 7.6 Limitations on Liability. The individual members of the Board and the Committee will, in accordance with the Company’s by-laws, be indemnified and held harmless by the Company with respect to any alleged breach of responsibilities performed or to be performed hereunder. In addition, notwithstanding any other provision of the Plan, neither the Company nor any individual acting as an employee or agent of the Company will be liable to a Participant for any claim, loss, liability, or expense incurred in connection with the Plan, except when the same has been affirmatively determined by a court order or by the affirmative and binding determination of an arbitrator, to be due to the gross negligence or willful misconduct of that person.
Section 7.7 Incapacity of Participant. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a prior claim for the distribution has been made by a duly qualified guardian or other legal representative), then, unless and until a claim for the distribution has been made by a duly appointed guardian or other legal representative of the person, the Committee may provide for the distribution to be made to any other individual or institution then contributing toward or providing for the care and maintenance of the person. Any payment made for the benefit of the person under this Section will be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan.
Section 7.8 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying on the evidence considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.9 Severability. In the event any provisions of the Plan are held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and endorsed as if the illegal or invalid provisions had never been contained in the Plan.
Section 7.10 Information to be Furnished by a Participant. A Participant, or any other person entitled to benefits under the Plan, must furnish the Committee with any and all documents, evidence, data, or other information the Committee considers necessary or desirable for the purpose of administering the Plan. Benefit payments under the Plan are conditioned on a Participant (or other person who is entitled to benefits) furnishing full, true and complete data, evidence, or other information to the Committee, and on the prompt execution of any document reasonably related to the administration of the Plan requested by the Committee.
Section 7.11 Binding on Successors. The Plan will be binding upon and inure to the benefit of the Company and its successors and assigns, and the successors, assigns, designees, and estates of a Participant. The Plan will also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Company, but nothing in the Plan will preclude the Company from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Company hereunder. The Company agrees that it will make appropriate provision for the preservation of a Participant’s rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization, or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of Plan obligations of the Company, the term “Company” will refer to such other organization and the Plan will continue in full force and effect.

EXHIBIT A
FORM OF AWARD AGREEMENT
THIS AWARD AGREEMENT (the “Award Agreement”) is made and entered into this            day of                     , 2010, but effective as of [January 1, 2010], between Penn Millers Holding Corporation (the “Company”), and                      (the “Participant”).
WITNESSETH:
WHEREAS, the Company has adopted the Penn Millers Holding Corporation Open Market Share Purchase Incentive Plan (the “Plan”) to attract, retain and motivate designated key employees of the Company, to focus the efforts of employees on continued improvement in the profitability of the Company, and to promote the success and enhance the value of the Company by requiring employees to increase their share ownership in the Company; and
WHEREAS, the Participant is eligible to receive an Award;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Participant agree as follows:
1. Award. The Company hereby awards to the Participant the Award specified in Schedule A to this Award Agreement which is incorporated herein as if fully set forth, subject to the terms of this Award Agreement and the provisions of the Plan (the “Award”). All provisions of the Plan, including defined terms, are incorporated herein and are expressly made a part of this Award Agreement and related schedules by reference. If any provision of this Award Agreement conflicts with a provision of the Plan, the provision of the Plan will control.
2. Open Market Shares. The Participant hereby agrees that in the event that the Participant receives payment of a Final Award under this Award Agreement and the Plan, the Participant will, within 30 days after the payment of such Final Award, purchase on the open market shares of Common Stock with a fair market value equal to the value of such Final Award (less applicable federal, state, and local taxes).
3. Income and Employment Tax Withholding. The Participant will be responsible for (and, where required by applicable law, the Company will withhold from any amounts payable under the Plan) all required federal, state, and local taxes.
4. Nontransferability. During the Participant’s lifetime, Awards will be payable only to him or her. Neither an Award nor any rights and privileges pertaining thereto, may be transferred, assigned, pledged or hypothecated by the Participant in any way, whether by operation of law or otherwise, and are not subject to execution, attachment or similar process.
5. Condition Precedent. In no event will the Company be obligated to make payment for a vested Award until it is satisfied that all conditions precedent to the payment of the Award, as provided in the Plan and this Award Agreement, have been performed and completed.

6. Acknowledgments. The Participant acknowledges receiving, reading and fully understanding all of the provisions of the Plan and this Award Agreement and that the execution and delivery of this Award Agreement constitutes his or her unequivocal acceptance of all of the terms and conditions thereof.
IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Participant, have executed this Award Agreement on the day and year first above written, but effective as of [January 1, 2010].

PENN MILLERS HOLDING CORPORATION
By
Title

PARTICIPANT

[Name]